UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2014

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35382	77-0619069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19103 Gundle Road Houston, TX 77073
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 443-8564

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on May 4, 2014, GSE Holding, Inc. (the “Company”) and certain of its affiliates, including GSE Environmental, Inc. (collectively with the Company, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Chapter 11 cases are being jointly administered under the caption In re GSE Environmental, Inc., et al., Case No. 14-11126.

On July 25, 2014 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Plan of Reorganization, pursuant to Chapter 11 of the Bankruptcy Code, which was originally filed with the Bankruptcy Court on May 4, 2014 (as so amended and supplemented, the “Plan”).  Copies of the Plan and the related disclosure statement are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. On July 28, 2014, the Company issued a press release announcing the entry of the Confirmation Order by the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The Debtors plan to emerge from Chapter 11 of the Bankruptcy Code after satisfying the remaining conditions to effectiveness contemplated under the Plan (the date that all conditions to the effectiveness of the Plan have been satisfied or waived, the “Effective Date”).

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

The Plan contemplates that, upon the Effective Date, (i) the lenders under the First Lien Credit Agreement will receive their proportionate share of the new common stock of the reorganized Company (the “New Common Stock”) and (ii) trade creditors will continue to be paid in full in the ordinary course of business.

Treatment of Executory Contracts

The Plan provides that all of the Debtors’ Executory Contracts or Unexpired Leases shall be deemed rejected on the Effective Date, subject to the Debtors’ right to assume any Executory Contract or Unexpired Leases prior thereto.

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied by payment of the default amount in cash on the Effective Date or in the ordinary course of business or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding matters pertaining to assumption, the cure payments shall be made following the entry of a final order or orders resolving the dispute and approving the assumption.

Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or reorganized Debtor liable thereunder in the ordinary course of its business.

Director and Officer Liability Insurance; Other Insurance

Before the Petition Date, the Debtors obtained reasonably sufficient tail coverage (i.e., director and officer insurance coverage that extends beyond the end of the policy period) under a directors’ and officers’ liability insurance policy for the current and former directors, officers and managers. After the Effective Date, the reorganized Company shall not terminate or otherwise reduce the coverage under such tail coverage liability insurance in effect and all members, managers, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date of the Plan shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date of the Plan.

The Debtors will maintain and, to the extent applicable, assume their directors’ and officers’, general liability, and other insurance policies. The Debtors will list all current year insurance policies among the Assumed Executory Contracts and Unexpired Lease List

Management Incentive Plan

The Plan also provides for a management equity incentive plan, under which a percentage of the equity of the reorganized Company acceptable to the Required Lenders, if any, will be reserved for issuance as equity-based awards to management and employees.

Assumption of Employee and Retiree Benefits

There are no employment, retirement, indemnification and other agreements or arrangements in place as of the Effective Date with the non-insider officers and employees of the Debtors and certain non-Debtor subsidiaries, or other or retirement income plans and welfare benefit plans for such persons, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, and accordingly, no such agreements or arrangements will be assumed by the reorganized Debtors or otherwise remain in effect after the Effective Date.  In no event will the Debtors assume (i) any equity-based compensation, agreement, or arrangement existing as of the Effective Date or (ii) any employment, retirement, indemnification or other agreements or arrangements with the Debtors’ and certain non-Debtor subsidiaries’ officers, key leaders, top level managers, or directors.  Notwithstanding the foregoing, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, will continue to be paid in accordance with applicable law.

Composition of New Board of Directors after the Effective Date

Under the Plan, as of the Effective Date, the reorganized Company’s initial Board of Directors is expected to be composed of seven members, consisting of Steven Colder, Richard E. Maybaum, Brian W. Michaud, Antonio Miranda, Brian E. Ramsay, Curt Solvsig and Charles Sorrentino.

Sources of Funds; Exit Facilities

The Plan is to be funded with cash on hand (including cash from operations), proceeds of a $50.0 million asset-based revolving loan facility (the “ABL Revolving Credit Facility”) and an $85.0 million senior secured term loan facility (the “Term Loan Facility,” and together with the ABL Revolving Credit Facility, the “Exit Facilities”) to be entered into by the reorganized Debtors on the Effective Date.  The Exit Facilities will also be used to fund ongoing operations.  The non-binding summary of terms and conditions of the Exit Facilities are included as Exhibit D to the Supplement to Debtors’ Joint Plan of Reorganization filed on July 16, 2014 and available free of charge at http://cases.primeclerk.com/gse.

Securities to be Issued under the Plan

On the Effective Date, all of the Company’s existing equity securities, including its existing common stock, will be cancelled.  Holders of the First Lien Secured Claims will receive their proportionate share of the New Common Stock of the reorganized Company in exchange for their claims.  The authorized capital stock of the reorganized Company will consist of the New Common Stock and new preferred stock.

Releases

Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is allowed as of the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against any property of the estates will be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests will revert to the reorganized Debtors and their successors and assigns.

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors, the reorganized Debtors and the estates will be deemed to have released and discharged various parties and their respective affiliates, officers, directors, employees and representatives from any and all claims, whether known or unknown, foreseen or unforeseen, existing or subsequently arising, in law, equity or otherwise, that the Debtors, the reorganized Debtors, the estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 cases or related matters described in the Plan, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date of the Plan, other than claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the reorganized Debtors.

Except as otherwise specifically provided in the Plan, on the Effective Date, each holder of a claim or an interest in the Debtors that votes to accept the Plan and does not opt out of the Third Party Release, will be deemed to have released and discharged the Debtors, the reorganized Debtors and various other parties and their respective affiliates, officers, directors, employees and representatives from any and all claims, whether known or unknown, foreseen or unforeseen, existing or subsequently arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, certain non-Debtor subsidiaries, the Debtors’ restructuring, the Chapter 11 cases or related matters described in the Plan, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission that constitutes willful misconduct or gross negligence.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the Securities and Exchange Commission on May 15, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the securities to be issued pursuant to the Plan and the Debtors’ ability to implement, and the resulting effect of, the restructuring transactions.  These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may,” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events.  Such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, the completion of the Debtors’ restructuring and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.  Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Joint Plan of Reorganization of GSE Environmental, Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code.

2.2	Disclosure Statement to the Joint Plan of Reorganization of GSE Environmental, Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code.

99.1	Press release dated July 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE Holding, Inc.

Date: July 29, 2014	By:	/s/ Daniel C. Storey
	Name:	Daniel C. Storey
	Title:	Senior Vice President and Chief Financial Officer